                    Exhibit 11 - Computation of Earnings Per Common Share

                          Methode Electronics, Inc. and Subsidiaries


The following table illustrates that the vesting of the unamortized Stock Awards had no material dilutive effect on reported earnings per common share.

                                                               Year Ended April 30,
                                                    1997               1996           1995
                                                    ----               ----           ----
Primary earnings per common share:
  Average common shares outstanding              35,236,000         34,967,000     34,671,000
  Unamortized Stock Award common
    shares                                          135,000            130,000        144,000
  Shares assumed to be repurchased under
    treasury stock methode at average
    market price                                   (114,000)          (100,000)      (126,000)
                                                ---------------------------------------------

Total                                            35,257,000         34,997,000     34,689,000
                                                =============================================

Net income                                      $37,218,883        $32,372,614    $26,121,389
                                                =============================================
Per common share amount                         $      1.06        $      0.93    $      0.75
                                                =============================================

Fully diluted earnings per share:
  Average common shares outstanding              35,236,000         34,967,000     34,671,000
  Unamortized Stock Award common
    shares                                          135,000            130,000        144,000
  Shares assumed to be repurchased under
    treasury stock methode at the
    higher of average or year-end market price     (114,000)           (88,000)      (120,000)
                                                 --------------------------------------------

Total                                            35,257,000         35,009,000     34,695,000
                                                =============================================

Net income                                      $37,218,883        $32,372,614    $26,121,389
                                                =============================================

Per common share amount                         $      1.06        $      0.92    $      0.75
                                                =============================================